Exhibit 4.2

EXECUTION VERSION

ALLEGIANT TRAVEL COMPANY,

as Issuer

and

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Guarantors

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 25, 2014

Wells Fargo Bank, National Association,

as Trustee

i

Section 8.	Miscellaneous	53

8.1	Governing Law	53
8.2	Counterparts	53
8.3	Trustee Not Responsible for Recitals	53
8.4	Confirmation of Indenture	53
8.5	Conflict with Trust Indenture Act	54

EXHIBITS

Exhibit A Form of Note

ii

First Supplemental Indenture dated as of June 25, 2014 (the “Supplemental Indenture”) among Allegiant Travel Company, a Nevada corporation (the “Company”), and the guarantors named in the signature pages hereto (collectively, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of June 13, 2014, between the Company and the Trustee (the “Base Indenture”, and the Base Indenture, as supplemented by this Supplemental Indenture, this “Indenture”).

WHEREAS, Section 9.1 of the Base Indenture permits supplements thereto to establish the form or terms of Securities, and add guarantees with respect thereto, pursuant to Article II of the Base Indenture; and

WHEREAS, as contemplated by Section 2.2 of the Base Indenture, the Company wishes to establish the terms of a new Series of Securities (the “Notes”), and the Company and the Guarantors wish to establish the terms of the Note Guarantees (as defined herein), pursuant to this Supplemental Indenture.

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

Section 1.                                           Defined Terms.  For purposes of this Supplemental Indenture, all terms defined in the Base Indenture and used herein have such defined meanings unless otherwise defined herein.  In addition, Section 6 hereof sets forth certain defined terms for purposes of this Supplemental Indenture.

Section 2.                                           Relation to Base Indenture.  The Base Indenture is supplemented and modified as set forth in this Supplemental Indenture for purposes of the Notes.  This Supplemental Indenture shall not affect any Series of Securities other than the Notes.

Section 3.                                           Terms of the Notes.  The terms of the Notes shall be as follows:

3.1                               Issuer.  The issuer of the Notes shall be the Company.

3.2                               Title and Form.  The title of the Notes is 5.50% Senior Notes due 2019.  The Notes shall be issued in registered form and in substantially the form attached hereto as Exhibit A.

3.3                               Aggregate Principal Amount.  The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture is initially limited to $300,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes, and subject to increase as set forth in Section 3.13 hereof.

3.4                               Principal Payment.  The outstanding principal amount of the Notes shall be due and payable on July 15, 2019.

3.5                               Interest.  The outstanding principal amount of the Notes shall bear interest at the rate of 5.50% per annum, payable in arrears on January15 and July 15 of each year (each, an “Interest Payment Date”), commencing on January 15, 2015, to the Persons in whose names the Notes are registered at the close of business on the January 1 and July 1, (whether or not a Business Day), respectively, next preceding such Interest Payment Date (each, a “Regular Record Date”).  Interest shall accrue from the most recent date to which interest has been paid or for which interest has been provided, or, if no interest has been paid or provided for, from June 25, 2014.  Interest due on any date shall be the amount accrued to but excluding such due date.  Interest shall be calculated on the basis of a 360 day year of twelve 30-day months.  Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date and without any interest or other payment due to the delay.

3.6                               Method of Payment.  Principal of, premium (if any) and interest on the Notes shall be payable as provided in the form of Note attached hereto as Exhibit A.  Notwithstanding the foregoing, payments of principal of, premium (if any) and interest on the Notes represented by one or more Global Notes shall be made as provided in Section 3.8 hereof.

3.7                               Optional Redemption.  The Company, at its option, upon not less than 30 nor more than 60 days’ notice delivered to each registered Holder of the Notes to be redeemed, may redeem the Notes in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in case of either the preceding clause (1) or (2), accrued and unpaid interest on the principal amount being redeemed to (but not including) such redemption date.  Article III of the Base Indenture shall apply to any such redemption, except that the fourth sentence of Section 3.2 of the Base Indenture shall be amended to read as follows:  “Notes and portions thereof that the Trustee selects shall be in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof.”  If less than all outstanding Notes are to be redeemed, any selection of Notes to be redeemed shall be subject to applicable procedures of The Depository Trust Company so long as it is the Depositary.  For purposes of any redemptions pursuant to this Section 3.7, the following terms shall have the respective specified meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any redemption date for Notes, the average of three Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means any of Goldman, Sachs & Co. and two other Primary Treasury Dealers (defined herein) selected by Goldman, Sachs & Co.; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.  The Treasury Rate shall be calculated on the third Business Day preceding the redemption date, or, in the case of a satisfaction and discharge, on the third Business Day prior to the date the Company deposits the amount required under the Indenture most nearly equal to the period from the redemption date to the maturity date.

3.8                               Global Notes.  The Notes shall initially be issued in the form of one or more Global Securities registered in the name of The Depository Trust Company (“DTC”), which shall be the initial Depositary with respect to the Notes, or its nominee (a “Global Note”), which shall be delivered to the Trustee as custodian for the Depositary or its nominee.  The Paying Agent shall make payments of principal, premium, if any, or interest due on the Notes represented by one or more Global Notes to the Depositary or its nominee, as the case may be, as the registered owner of the related Global Note or Global Notes, by wire transfer of immediately available funds to the account designated by such registered Holder.

3.9                               Note Denominations.  The Notes shall be issued in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.

3.10                        No Sinking Fund.  The Notes shall not be entitled to the benefit of any sinking fund.

3.11                        Note Guarantees.  Each Guarantor fully and unconditionally guarantees the Notes and the Company’s obligations under this Indenture pursuant to Section 7 hereof (the “Note Guarantees”).

3.12                        Amendments and Waivers.  The following provisions shall apply to the Notes in lieu of Sections 9.1, 9.2 and 9.3 of the Base Indenture.

(a)                                 Without notice to or the consent of any Holders of Notes, the Company, each Guarantor and the Trustee may supplement or amend this Indenture as it applies to the Notes or Guarantees:

(1)                                 to create a new series of securities; or

(2)                                 to evidence the succession of another Person to the Company or any Guarantor pursuant to Section 4.5 and the assumption by such successor of the Company’s or such Guarantor’s covenants, agreements and obligations under this Indenture and with respect to the Notes; or

(3)                                 to surrender any right or power conferred upon the Company or any Guarantor; or

(4)                                 to add to the covenants, such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes, and to add any additional Events of Default for the Notes; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after Default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such Default; or

(5)                                 to cure any ambiguity or correct or supplement any provision contained in this Indenture, in any supplemental indenture, Board Resolution, Officers’ Certificate or in the Notes that may be defective or inconsistent with any other provision contained herein or therein; or

(6)                                 to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Notes; or

(7)                                 to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act as then in effect; or

(8)                                 to conform the text of this Indenture or the Notes to the “Description of Notes” set forth in the prospectus supplement dated June 14, 2014, to the extent such provision in the Description of the Notes was intended to be a verbatim, or substantially verbatim, recitation of a provision of this Indenture of the Notes, as evidenced by an Officer’s Certificate; or

(9)                                 to add to or change any provisions of this Indenture to such extent as necessary to permit or facilitate the issuance of the Notes in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Notes in any material respect; or

(10)                          to provide security for the Notes; or

(11)                          to provide additional guarantees for the Notes; or

(12)                          to make any change that does not adversely affect the rights of any Holder of Notes; or

(13)                          to evidence and provide for the acceptance of appointment of a separate or successor trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one trustee.

(b)                                 The Company, the Guarantors and the Trustee may amend this Indenture as it applies to the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes).  However, without the consent of each Holder of an affected Note, an amendment may not:

(1)                                 make any change to the percentage of principal amount of Notes the Holders of which must consent to an amendment or waiver; or

(2)                                 reduce the principal amount of, premium, if any, or interest on, or extend the Stated Maturity or interest payment periods of, the Notes; or

(3)                                 make the Notes of such Holder payable in money or securities other than that as stated in the Notes; or

(4)                                 make any change that adversely affects such Holders’ right to require the Company to purchase the Notes of such Holder in accordance with the terms of this Indenture; or

(5)                                 impair the right of such Holder to institute suit for the enforcement of any payment with respect to the Notes; or

(6)                                 except pursuant to Section 8.1 of the Base Indenture or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to Section 4.5 hereof, release any Guarantor from its obligations under its Note Guarantee or make any change in any Note Guarantee that would adversely affect such Holder; or

(7)                                 make any change to Section 6.8 of the Base Indenture or Section 5(c) hereof; or

(8)                                 modify any of the foregoing provisions of this Section 3.12(b).

It shall not be necessary for the consent of the Holders under this Section 3.12 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.  After an amendment under this Section 3.12 becomes effective, the Company shall deliver to all affected Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 3.12.

3.13                        Further Issuances.  The Company may, from time to time, without notice to or the consent of the Holders of the Notes (subject to compliance with the covenants contained in this Indenture), increase the principal amount of the Notes under this Indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued shall have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue), and shall carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional notes shall form a single series with the Notes.

3.14                        No Reissuance of Notes.  The Company may not reissue a Note that has matured, been redeemed, been purchased by the Company at the Holder’s option upon a Change of Control or otherwise been canceled, except for registration of transfer, exchange or replacement of such Note.

Section 4.                                           Additional Covenants Applicable to the Notes.  The following covenants shall be applicable for purposes of the Notes:

4.1                               Offer to Repurchase Upon Change of Control.

(a)                                 Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall deliver (with a copy to the Trustee) a notice to each Holder by first class mail (or, in the case of Global Notes, by electronic transmission) describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.1 and that all Notes tendered shall be accepted for payment;

(2)                                 the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered shall continue to accrue interest;

(4)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders of Notes electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer such Notes by book-entry transfer, to the Depositary or the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders of Notes shall be entitled to withdraw their election if the Depositary or the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased (in the case of the Global Notes, by Applicable Procedures); and

(7)                                 that Holders of Notes whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.1 by virtue of such compliance.  The Company shall provide a copy of such notice to the Trustee.

(b)                                 On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 on or before 10:00 A.M. (New York City time) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly deliver (or pay by wire transfer) (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, the Company shall issue, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                  Notwithstanding anything to the contrary in this Indenture or the Notes:

(1)                                 the Company shall not be required to make a Change of Control Offer upon a Change of Control if (a) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.1 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (b) notice of redemption with respect to all Notes has been given pursuant to Article 3 of the Base Indenture and Section 3.7 hereof, unless and until there is a default in payment of the applicable redemption price; and

(2)                                 a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(d)                                 For the avoidance of doubt, the Company’s failure to make a Change of Control Offer would constitute a Default under clause (3) of the definition of “Event of Default” in Section 5(a) hereof and not clause (1) or (2) of the definition of “Event of Default” in Section 5(a) hereof, but the failure of the Company to pay the Change of Control Payment when due shall constitute a Default under clause (1) of the definition of “Event of Default” in Section 5(a) hereof.

4.2                               Restricted Payments.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Company, an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to the Company or a Restricted Subsidiary of the Company);

(2)                                 purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;

(3)                                 make any voluntary payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (3), a “purchase”) any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or the applicable Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Scheduled Maturity thereof; or

(4)                                 make any Restricted Investment, (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment: (a) no Default or Event of Default has occurred and is continuing, (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least U.S.$1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a); and (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (other than Restricted Investments) made by the Company and its Restricted Subsidiaries since the Closing Date and together with Restricted Investments outstanding at the time of giving effect to such Restricted Payment (excluding, in each case, Restricted Payments permitted by clauses (2) through (16) of Section 4.2(b) hereof) is less than the greater of (i) $0 and (ii) the sum, without duplication, of:

(A)                               50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of the Company for the period (taken as one accounting period) from June 30, 2014 to the end of the Company’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment or Restricted Investment; plus

(B)                               100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Company, in each case, as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Company and excluding Excluded Contributions; plus

(C)                               100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary of the Company from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or a Restricted Subsidiary of the Company or convertible or exchangeable debt securities of the Company or a Restricted Subsidiary of the Company (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged after the Closing Date for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

(D)                               to the extent that any Restricted Investment that was made after the Closing Date is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(E)                                to the extent that any Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Company designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the greater of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

(F)                                 100% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company after the Closing Date from an Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period;

provided, however, there shall be no increase in respect of any amount contemplated by clause (D), (E) or (F) of this Section 4.2(a) pursuant to any such clause to the extent such amount otherwise increases the capacity of the Company or any of its Restricted Subsidiaries to make Restricted Payments pursuant to this Section 4.2(a) or clause (14) of Section 4.2(b).

(b)                                 The provisions of Section 4.2(a) hereof shall not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (B) of Section 4.2(a) hereof and shall not be considered to be Excluded Contributions;

(3)                                 the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to the applicable Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)                                 the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement to compensate such persons; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $20,000,000 in any twelve-month period; provided further that the Company or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $5,000,000 of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)                                 the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Company or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance or upon the vesting of such Equity Interests;

(7)                                 so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Company or any preferred stock of any Restricted Subsidiary of the Company in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 4.3 hereof;

(8)                                 payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person, (C) a distribution or split or (D) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;

(9)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Company to the extent such dividends are included in the definition of “Fixed Charges” for such Person;

(10)                          in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or the Guarantors, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company or the Guarantors (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer (it being agreed that the Company or the applicable Guarantor may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under this Section 4.2);

(11)                          Restricted Payments made with Excluded Contributions;

(12)                          the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

(13)                          the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that (a) in connection with any full or partial “spin-off” or similar transactions of any Subsidiary that is a Guarantor, the Company would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, (I) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof or (II) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction and (b) for any full or partial “spin-off” or similar transactions of any Subsidiary that is not a Guarantor, no Default has occurred and is continuing;

(14)                          so long as no Default has occurred and is continuing any (x) Restricted Payment (other than a Restricted Investment) made on and after the Closing Date and (y) Restricted Investments outstanding at any such time, in an aggregate amount, with respect to all such Restricted Payments and Restricted Investments, not to exceed $100,000,000;

(15)                          the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Company or any Restricted Subsidiary of the Company; and

(16)                          any Restricted Payment; provided that, immediately after giving pro forma effect thereto and the incurrence of Indebtedness the net proceeds of which are used to finance such Restricted Payment the Consolidated Total Leverage Ratio would be no greater than 2.5:1.00.

(c)                                  In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued pursuant to this Section 4.2 shall be determined by an Officer of the Company and, if greater than $10,000,000, set forth in an Officer’s Certificate delivered to the Trustee.

(d)                                 For purposes of determining compliance with this Section 4.2, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments set forth in clauses (1) through (16) of Section 4.2(b) hereof, or is entitled to be made pursuant to Section 4.2(a) hereof, the Company shall be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.2.

(e)                                  Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made (or any other action is taken or omitted under this Indenture) at a time when a Default or Event of Default has occurred and is continuing and such Default or Event of Default is subsequently cured, any Default or Event of Default arising from the making of such Restricted Payment (or the taking or omission of such other action) during the existence of such Default or Event of Default shall simultaneously be deemed cured.

4.3                               Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Company’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 The provisions of Section 4.3(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Company and the Guarantors of the Notes and Note Guarantees in the aggregate principal amount to be issued on the Closing Date and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any Indebtedness incurred pursuant to this clause (1);

(2)                                 the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date;

(3)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit (and reimbursement obligations with respect thereto but excluding letters of credit that have been fully cash collateralized) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $150,000,000;

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings, purchase money obligations and government bond financings) incurred to finance (or to reimburse the Company or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of use, design, construction, installation or improvement of property, plant or equipment (including, without limitation and in each case, whether or not owned by the Company or its Restricted Subsidiaries) Aircraft Related Facilities, Aircraft Related Equipment and the Capital Stock of Aircraft Related Special Purpose Entities (and Indebtedness, letters of credit and reimbursement obligations with respect thereto assumed or acquired by the Company or any of its Restricted Subsidiaries in connection with the acquisition of the Capital Stock of the Aircraft Related Special Purpose Entities)) used in the business of the Company or any of its Restricted Subsidiaries or leased by third parties, which Indebtedness is incurred prior to or after 270 days from the date of such purchase or cost of use, design, construction, installation or improvement;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.3(a) hereof or clauses (2), (4), (5), (6), (13), (20), (21) or (24) of this Section 4.3(b) and (B) Permitted Refinancing Indebtedness secured by Aircraft Related Equipment or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Company or any of its Restricted Subsidiaries that was secured by Aircraft Related Equipment or other assets; including, in the case of both clauses (a) and (b), the incurrence (including by way of assumption, merger or co-obligation) by one or more of the Company and its Restricted Subsidiaries of Indebtedness of any other Restricted Subsidiaries in connection with, or in contemplation of, a spin-off of such other Restricted Subsidiary;

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person (including the Company or any of its Restricted Subsidiaries) that owns a Permitted Business with or into the Company or a Restricted Subsidiary of the Company, or into which the Company or a Restricted Subsidiary of the Company is merged, consolidated or amalgamated, or (C) that is an outstanding obligation or commitment to enter into an obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Company or a Restricted Subsidiary of the Company and becomes a Restricted Subsidiary of the Company; provided that after giving pro forma effect to any such transaction described in clauses (i), (ii) or (iii) of this clause (6) either (x) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant or (y) the Company would have had a Fixed Charge Coverage Ratio not less than the actual Fixed Charge Coverage Ratio of the Company immediately prior to and without giving effect to such transactions;

(7)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and/or any of its Restricted Subsidiaries;

(8)                                 the issuance by any Restricted Subsidiaries of the Company to the Company or to any of its Restricted Subsidiaries of shares of preferred stock;

(9)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the Ordinary Course of Business and not for speculative purposes;

(10)                          the Guarantee (including by way of co-obligation or assumption) by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Restricted Subsidiary of the Company (including in connection with or in contemplation of a spin-off of the original obligor of the guaranteed or assumed Indebtedness) to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.3; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed or assumed;

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations (including reinsurance), bankers’ acceptances, performance bonds and surety bonds in the Ordinary Course of Business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);

(12)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(13)                          Indebtedness (a) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (b) incurred to finance or refinance Aircraft Related Equipment or other operating assets (including, without limitation, to reimburse the Company or any of its Restricted Subsidiaries for the acquisition cost of any of the foregoing, to finance any pre-delivery, progress or similar payment or pursuant to a sale and lease-back) (whether in advance of or at any time following any acquisition of items being financed, and whether such indebtedness is unsecured in whole or in part or is secured by such items or by other items or by any combination); provided that the principal amount of such Indebtedness incurred in reliance on subsection (b) of this clause (13), at the time of incurrence of such Indebtedness, may exceed the aggregate incurred and anticipated costs to finance acquisition of the item or items being financed by such Indebtedness (calculated at the time of incurrence of such Indebtedness and determined in good faith by an officer of the Company or Restricted Subsidiary, as applicable, (including reasonable estimates of anticipated costs) and calculated to include, without limitation, purchase price, fees, expenses, repayment of any pre-delivery financing and related interest expense (whether or not capitalized) and premium (if any), delivery and late charges and other costs associated with such acquisition (as so calculated, for purposes of this proviso, the “financing costs”)) but, if such principal amount exceeds such financing costs, it may not exceed the aggregate Fair Market Value of the item or items securing such Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the Company or such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);

(14)                          Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $2,500,000 in any twelve-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Company;

(15)                          reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances;

(16)                          surety and appeal bonds that do not secure judgments that constitute an Event of Default;

(17)                          Indebtedness of the Company or any of its Restricted Subsidiaries to Credit Card, travel charge or clearing house processors in connection with Credit Card processing, travel charge or clearing house services incurred in the Ordinary Course of Business, whether in the form of hold-backs or otherwise;

(18)                          the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any other Restricted Subsidiary of the Company, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

(19)                          the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the Ordinary Course of Business;

(20)                          Indebtedness in respect of or in connection with tax-exempt or tax-advantaged municipal bond and similar financings related to Aircraft Related Facilities;

(21)                          Credit Card purchases of fuel;

(22)                          Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

(23)                          Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay or like obligations contained in supply, maintenance, repair, power-by-the-hour, overhaul or like agreements entered into in the Ordinary Course of Business; and

(24)                          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), not to exceed $150,000,000, at any time outstanding.

(c)                                  For purposes of determining compliance with this Section 4.3, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt set forth in clauses (1) through (24) of Section 4.3(b) hereof or is entitled to be incurred pursuant to Section 4.3(a) hereof, the Company shall be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.3; provided that the term “Existing Indebtedness” shall not include any Indebtedness that is permitted to be incurred under clauses (1) or (3) of the definition of Permitted Debt.  Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to Section 4.3(a) hereof or under any category of Permitted Debt described in clauses (1) through (24) of Section 4.3(b) so long as such item (or portion) of Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.

(d)                                 None of the following shall constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.3:

(1)                                 the accrual of interest or preferred stock dividends;

(2)                                 the accretion or amortization of original issue discount;

(3)                                 the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

(4)                                 the reclassification of preferred stock or of operating leases or any other instrument or transaction as Indebtedness due to a change in accounting principles or in GAAP or due to a modification of such operating leases; and

(5)                                 the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.

(e)                                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(f)                                   The amount of any Indebtedness outstanding as of any date shall be:

(1)                                 the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                               the Fair Market Value of such assets as of such date; and

(B)                               the amount of the Indebtedness of the other Person as of such date.

4.4                               Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors may designate any Restricted Subsidiary of the Company (other than the Significant Guarantor) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation.  That designation shall be permitted only if the Investment would be permitted at that time under Section 4.2 hereof and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

(b)                                 Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) such Indebtedness is permitted under Section 4.3 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (ii) no Default would be in existence following such designation.

4.5                               Merger and Sales of Assets.

The following shall apply to the Notes in lieu of Article V of the Base Indenture (and any reference to Article V or any subsection thereof in the Base Indenture shall be deemed a reference to this Section 4.5):

(a)                                 the Company and any Significant Guarantor may consolidate with or merge into, or convey, transfer or lease all or substantially all of the Company’s or such Significant Guarantors’ properties and assets to, any Person; provided that:

(1)                                 the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture, all of the Company’s obligations under the Notes and this Indenture (in the case of the Company) or the obligations under the applicable Note Guarantees (in the case of the Significant Guarantors); and

(2)                                 except in connection with a merger of the Company with a Significant Guarantor or a Significant Guarantor with another Significant Guarantor, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

(b)                                 Any such successor shall succeed to and be substituted for, and may exercise every right and power of, the Company or the Significant Guarantor, whichever is party to such transaction, under this Indenture, but the predecessor issuer, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the Notes.

(c)                                  A Guarantor that is not a Significant Guarantor may consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person provided that, among other items:

(1)                                 except in the case of such a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company) or otherwise ceases to be a Guarantor as a result of such transaction or series of transactions, whether through a merger, consolidation or sale of Capital Stock or assets, the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture all its obligations under such Guarantor’s Note Guarantee; and

(2)                                 except in connection with a merger of such Guarantor with the Company, a Significant Guarantor or another Guarantor, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of any of the proposed foregoing transactions an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with this Indenture.

For the avoidance of doubt, this Section 4.5 will not restrict mergers, conveyances, transfers or leases by a Restricted Subsidiary of the Company that is not a Guarantor. Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company.  Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

4.6                               Limitation on Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Closing Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the incurrence of such Liens:

(1)                                 in the case of Liens securing subordinated debt, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)                                 in all other cases, the notes are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is equal in priority to such liens.

Any Lien created for the benefit of Holders pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

4.7                               Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates any wholly-owned domestic Subsidiary after the date of this Indenture, such newly or created Subsidiary will become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit B hereto effectuating such Guarantor’s Note Guarantee and deliver an Officer’s Certificate and an Opinion of Counsel satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created; provided that any Subsidiary that constitutes a Receivables Subsidiary or an Unrestricted Subsidiary need not become a Guarantor until such time as it ceases to be a Receivables Subsidiary or an Unrestricted Subsidiary.

4.8                               SEC Reports.

Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Trustee, within 15 days after the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)                                 all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

Reports, information and documents filed by the Company with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR. The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR filing system (or its successor).

In addition, for so long as any Notes remain outstanding, at any time the Company is not required to file the reports required by the preceding paragraphs with the SEC, the Company will furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of any reports, information and documents to the Trustee will be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or documents related thereto.

Section 5.                                           Changes in Events of Default Applicable to the Notes

(a)                                 An “Event of Default” occurs with respect to the Notes if any of the following occurs:

(1)                                 default in any payment of the principal amount or premium, if any, on any of the Notes when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

(2)                                 failure to pay interest on the Notes when such interest becomes due and payable and such failure continues for a period of 30 days;

(3)                                 failure by the Company or any of its Restricted Subsidiaries to comply with any of the covenants or agreements applicable to the Notes (other than those referred to in clause (1) or (2) above) and such failure continues for 60 days after the notice specified below;

(4)                                 except as permitted by this Indenture, a Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or a Guarantor denies or disaffirms in writing its obligations under its Note Guarantee; or

(5)                                 the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(6)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case,

(ii)                                  appoints a Custodian of the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of its (or their) property, or

(iii)                               orders the liquidation of the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

A Default under clause (3) of this Section 5(a) shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company does not cure such Default within 60 days after receipt of such notice.

The Company will provide the Trustee written of notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action the Company is taking or proposes to take in respect thereof.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)                                 The following shall apply to the Notes in lieu of Section 6.2 of the Base Indenture (and any reference to Section 6.2 in the Base Indenture shall be deemed a reference to this Section 5(b)):

If an Event of Default (other than an Event of Default specified in Section 5(a)(5) or (a)(6) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may, by written notice to the Company (and to the Trustee, if such notice is given by the Holders of the Notes), declare the principal amount of the Notes and any accrued and unpaid interest on the Notes to be due and payable.  Upon such a declaration, such amounts shall be due and payable immediately.  In the case of an Event of Default specified in Section 5(a)(5) or (a)(6) hereof, the principal amount of and accrued and unpaid interest on the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article 6 of the Base Indenture and this Section 5, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Notes, other than the non-payment of the principal and interest, if any, of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5(c) hereof. The Company shall pay any amounts owing to the Trustee pursuant to Section 7.7 of the Base Indenture upon such rescission or annulment of a declaration of acceleration.

(c)                                  The following shall apply to the Notes in lieu of Section 6.13 of the Base Indenture (and any reference to Section 6.13 in the Base Indenture shall be deemed a reference to this Section 5(c)):

By written notice to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the notes, (ii) a Default arising from the failure to redeem or purchase any note when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under this Indenture cannot be amended without the consent of each Holder of the Notes affected.  Further, the Holders of a majority in principal amount of the Notes by written notice to the Trustee may rescind an acceleration of the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes have been cured or waived, except nonpayment of the principal amount of, and accrued and unpaid interest on, the Notes that has become due solely because of acceleration.  The Company shall pay any amounts owing to the Trustee pursuant to Section 7.7 of the Base Indenture upon any such rescission or annulment of a declaration of acceleration.

Section 6.                                           Additional Definitions.  The following definitions shall be applicable for purposes of this Supplemental Indenture (and, if any term defined below is also defined in the Base Indenture, the definition below shall supersede the definition of such term in the Base Indenture):

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.  No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.  A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.

“Aircraft Related Equipment” means aircraft (including engines, airframes, propellers and appliances), engines, propellers, spare parts, aircraft parts, simulators and other training devices, quick engine change kits, passenger loading bridges or other flight or ground equipment and other operating assets.

“Aircraft Related Facilities” means (i) airport terminal facilities, including without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance facilities, tooling facilities, club rooms, apron, fueling systems or facilities, signage/image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including without limitation, cargo, catering, mail, ground service equipment, ramp control, deicing, hangars, aircraft parts/storage, training, office and reservations facilities and (iii) all equipment and tooling used in connection with the foregoing.

“Aircraft Related Special Purpose Entities” means entities formed solely for the purpose of holding Aircraft Related Equipment, related moneys and deposits, and other related assets incidental thereto.

“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.  Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services.

“Bankruptcy Law” has the meaning assigned to that term in the last paragraph in Section 5(a) hereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means, as of the date acquired, purchased or made, as applicable: (i) marketable securities or other obligations (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued or unconditionally guaranteed as to interest and principal by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three years after such date; (ii) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within three years after such date and having, at the time of the acquisition thereof, a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s; (iii) obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, Notes, bonds, debentures, and mortgage-backed securities; provided that, in each case, the security has a maturity or weighted average life of eighteen months or less from such date and which has, at the date of such acquisition a rating of at least A- (or the equivalent thereof) from S&P or A3 (or equivalent thereof) from Moody’s; (iv) investments in commercial paper maturing no more than one year after such date and having, on such date, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (v) certificates of deposit (including investments made through an intermediary, such as the certificated deposit account registry service), bankers’ acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within three years from such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $250,000,000; (vi) fully collateralized repurchase agreements with counterparties whose long term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months from such date; (vii) Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (i) through (vi) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds; (viii) shares of any money market mutual fund that, as of such date, (a) complies with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended and (b) is rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s; (ix) auction rate preferred securities that, as of such date, have the highest rating obtainable from either S&P or Moody’s and with a maximum reset date at least every 30 days; (x) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100,000,000; (xi) securities with maturities of three years or less from such date issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and (xii) any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.

“Change of Control” means the occurrence of any of the following:

(1)                                 the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act); or

(2)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), other than, in the case of clause (1) above or this clause (2) (i) any such transaction where the Voting Stock of the Company (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (ii) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of the Company with or into, any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this clause (ii), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).

“Change of Control Offer” has the meaning assigned to that term in the first paragraph in Section 4.1(a) hereof.

“Change of Control Payment” has the meaning assigned to that term in the first paragraph in Section 4.1(a) hereof.

“Change of Control Payment Date” has the meaning assigned to that term in Section 4.1(a)(2) hereof.

“Closing Date” means the date of original issuance of the Notes.

“Company” means Allegiant Travel Company, a Nevada corporation, and any successors thereto.

“Comparable Treasury Issue” has the meaning assigned to that term in Section 3.7.

“Comparable Treasury Price” has the meaning assigned to that term in Section 3.7.

“Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                 the Fixed Charges and expenses of such subservice agreements contracted with third parties to service scheduled flights of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)                                 any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(5)                                 depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6)                                 the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus

(7)                                 stock compensation expense for grants to any employee of the Company or its Restricted Subsidiaries to the extent such loss was deducted in computing such Consolidated Net Income; plus

(8)                                 any net loss arising from the sale, exchange or other disposition of capital assets by the Company or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus

(9)                                 any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus

(10)                          proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

(11)                          any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus

(12)                          non-cash items, other than the accrual of revenue in the Ordinary Course of Business, to the extent such amount increased such Consolidated Net Income; minus

(13)                          the sum of (i) income tax credits and (ii) Consolidated Interest Income included in computing such Consolidated Net Income,

in each case of clauses (1) through (13), determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Income” means, as of any day of determination, the sum of the amounts that would appear on a consolidated income statement of the Company and its consolidated Restricted Subsidiaries as the interest income of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)                                 all (a) extraordinary, nonrecurring, special or unusual gains and losses or income or expenses, including, without limitation, any expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses; any severance or relocation expenses; executive recruiting costs; restructuring or reorganization costs (whether incurred before or after the effective date of any applicable reorganization plan); curtailments or modifications to pension and post-retirement employee benefit plans; (b) any expenses (including, without limitation, transaction costs, integration or transition costs, financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses), cost-savings, costs or charges incurred in connection with any issuance of securities (including the Notes), Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Indenture, including a refinancing thereof (in each case whether or not successful); and (c) gains and losses realized in connection with any sale of assets, the disposition of securities, the early extinguishment of Indebtedness or associated with Hedging Obligations, together with any related provision for taxes on any such gain, shall be excluded;

(2)                                 the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(3)                                 the net income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)                                 the cumulative effect of a change in accounting principles on such Person shall be excluded;

(5)                                 the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815 — Derivatives and Hedging shall be excluded;

(6)                                 any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, shall be excluded;

(7)                                 the effect on such Person of any non-cash items resulting from any write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205 — Presentation of Financial Statements, 350 — Intangibles — Goodwill and Other, 360 — Property, Plant and Equipment and 805 — Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), shall be excluded;

(8)                                 any provision for income tax reflected on such Person’s financial statements for such period shall be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries; and

(9)                                 any amortization of deferred charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 470-20 Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement) shall be excluded.

“Consolidated Secured Indebtedness” means, as of the date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that in each case is then secured by Liens on property or assets of the Company and/or any or all of its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as of such date (after giving effect to any incurrence or discharge of Indebtedness on such date) to (y) (i) the aggregate amount of Consolidated EBITDAR for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered less (ii) the aggregate amount of aircraft rent expense described in clause (5) of the definition of “Fixed Charges” for such period; provided, that:

(1)                                 if, since the beginning of such period, the Company or any Restricted Subsidiaries shall have made any sales, transfers or other dispositions of any assets where the Fair Market Value of such assets exceeded $2,000,000 (a “Sale”), the Consolidated EBITDAR for such period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such period;

(2)                                 if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made any acquisition or purchase of any assets where the Fair Market Value of any such assets exceeds $2,000,000 (a “Purchase”) or any Permitted Investment (including any Permitted Investment occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDAR for such period shall be calculated after giving pro forma effect thereto as if such Purchase or Permitted Investment occurred on the first day of such period; and

(3)                                 if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale, Purchase or Permitted Investment that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDAR for such period shall be calculated after giving pro forma effect thereto as if such Sale, Purchase or Permitted Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase, Permitted Investment or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Total Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate Indebtedness of the Company and its Restricted Subsidiaries that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total indebtedness of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as of such date (after giving effect to any incurrence or discharge of Indebtedness on such date) to (y) (i) the aggregate amount of Consolidated EBITDAR for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered less (ii) the aggregate amount of aircraft rent expense described in clause (5) of the definition of “Fixed Charges” for such period; provided, that:

(1)                                 if, since the beginning of such period, the Company or any Restricted Subsidiaries shall have made any Sale, the Consolidated EBITDAR for such period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such period;

(2)                                 if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made any Purchase or any Permitted Investment (including any Permitted Investment occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDAR for such period shall be calculated after giving pro forma effect thereto as if such Purchase or Permitted Investment occurred on the first day of such period; and

(3)                                 if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale, Purchase or Permitted Investment that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDAR for such period shall be calculated after giving pro forma effect thereto as if such Sale, Purchase or Permitted Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase, Permitted Investment or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company.

“Credit Card” means obligations incurred in connection with any agreement or plan relating to a credit card, debit card, charge card, purchasing card or other similar system.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Custodian” has the meaning assigned to that term in the last paragraph in Section 5(a) hereof.

“Default” means any event which, unless cured or waived, is, or after notice or passage of time or both would be, an Event of Default.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof.  The terms “dispose” and “disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or any Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.2 hereto.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” has the meaning assigned to that term in Section 3.8.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means net cash proceeds received by the Company after the Closing Date from:

(1)                                 contributions to its common equity capital (other than from any Subsidiary); or

(2)                                 the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Qualifying Equity Interests,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.  Excluded Contributions shall not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.2(a)(1)(A) and (B) hereof.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of Permitted Debt) in existence on the Closing Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Company; provided that any such officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR plus Consolidated Interest Income of such Person for such period to the Fixed Charges of such Person for such period.  If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, shall be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                 any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                 any Person that is not a Restricted Subsidiary on the Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

(2)                                 the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(3)                                 any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus

(4)                                 the product of (a) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5)                                 the aggregate aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash,

but excluding expense relating to subservice arrangements contracted with third parties to service scheduled flights, all as determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.  Notwithstanding the foregoing definition, with respect to leases (whether or not they are required to be capitalized on a Person’s balance sheet under generally accepted accounting principles in the United States of America in effect as of the Closing Date) and with respect to financial matters related to leases, including assets, liabilities and items of income and expense, “GAAP” shall mean (other than for purposes of Section 4.8 hereof), and determinations and calculations shall be made in accordance with, generally accepted accounting principles in the United States of America, which are in effect as of the Closing Date.

“Global Note” has the meaning assigned to that term in Section 3.8.

“Guarantee” means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the Ordinary Course of Business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).

“Guarantor” means any Restricted Subsidiary of the Company that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the note guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Guarantor Obligations” has the meaning assigned to such term in Section 7.1 hereof.

“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1)                                 interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices.

“incur” has the meaning assigned to that term in Section 4.3.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof but excluding letters of credit that have been fully cash collateralized);

(3)                                 in respect of banker’s acceptances;

(4)                                 representing Capital Lease Obligations;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the Ordinary Course of Business; or

(6)                                 representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.  Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 — Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the foregoing, none of the following shall constitute Indebtedness:  (a) Banking Product Obligations, (b) obligations in respect of the pre-purchase of frequent flyer miles, (c) maintenance deferral agreements, (d) an amount recorded as indebtedness in the Company’s financial statements solely by operation of Financial Accounting Standards Board Accounting Standards Codification 840-40-55 or any successor provision of GAAP but which does not otherwise constitute Indebtedness as defined hereinabove, (e) a deferral of pre-delivery payments relating to the purchases of Aircraft Related Equipment, (f) obligations under flyer miles participation agreements and (g) air traffic liability.

“Interest Payment Date” has the meaning assigned to that term in Section 3.5.

“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and similar advances to officers, employees and consultants made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.2(c) hereof.  Notwithstanding the foregoing, any Equity Interests retained by the Company or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment.  The acquisition by the Company or any Restricted Subsidiary of the Company after the Closing Date of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.2(c) hereof.  Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Joint Venture” means any Person, other than an individual or a wholly-owned Subsidiary of the Company, in which the Company or a Restricted Subsidiary holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)                                 as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-Recourse Financing Subsidiary” means any Unrestricted Subsidiary that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.

“Note Guarantees” has the meaning assigned to that term in Section 3.11 hereof.

“Ordinary Course of Business” means, with respect to the Company or any of its Subsidiaries, (a) in the Ordinary Course of Business of, or in furtherance of an objective that is in the ordinary course of business of, the Company and its Subsidiaries, (b) customary and usual in the commercial airline industry in the United States or (c) consistent with the past or current practice of the Company or the past or current practice of one or more commercial air carriers in the United States.

“Permitted Business” means any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the business in which the Company and its Restricted Subsidiaries are engaged on the Closing Date.

“Permitted Debt” has the meaning assigned to that term in Section 4.3.

“Permitted Investments” means:

(1)                                 any Investment in the Company (including an Investment in the Notes) or in a Restricted Subsidiary of the Company;

(2)                                 any Investment in cash, Cash Equivalents and any foreign equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;

(5)                                 any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(6)                                 any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(7)                                 Investments represented by Hedging Obligations;

(8)                                 loans or advances to officers, directors or employees made in the Ordinary Course of Business in an aggregate principal amount not to exceed $5,000,000;

(9)                                 redemption or purchase of the Notes;

(10)                          any Guarantee of Indebtedness permitted to be incurred by Section 4.3 hereof other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(11)                          any Investment of the Company and its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date, or (b) as otherwise permitted under this Indenture;

(12)                          Investments or commitments to make Investments acquired after the Closing Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 4.5 hereof after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)                          the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

(14)                          accounts receivable arising in the Ordinary Course of Business;

(15)                          Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed 15% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at the time of such Investment;

(16)                          Investments consisting of reimbursable extensions of credit; provided that any such Investment made pursuant to this clause (16) shall not be permitted if unreimbursed within 90 days of any such extension of credit;

(17)                          Investments in connection with making or financing any pre-delivery, progress or other similar payments relating to the acquisition of Aircraft Related Equipment;

(18)                          Investments in travel or airline related businesses or activities made in connection with alliance agreements, distribution agreements, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to airport facilities, agreements relating to spare parts management systems and other similar agreements which Investments under this clause (18) (excluding Investments existing on the date of this Indenture) shall not exceed $15,000,000 at any time outstanding.

(19)                          Investments consisting of payroll advances and advances for business and travel expenses in the Ordinary Course of Business;

(20)                          Investments made by way of any endorsement of negotiable instruments received in the Ordinary Course of Business and presented to any bank for collection or deposit;

(21)                          Investments consisting of stock, obligations or securities received in settlement of amounts owing to the Company or any Restricted Subsidiary in the Ordinary Course of Business or in a distribution received in respect of an Investment permitted hereunder;

(22)                          Investments made in Unrestricted Subsidiaries not to exceed $2,500,000 in any fiscal year in the aggregate;

(23)                          Investments in fuel and credit card consortia and in connection with agreements with respect to fuel consortia, credit card consortia and fuel supply, in each case, in the Ordinary Course of Business;

(24)                          Investments in connection with outsourcing initiatives in the Ordinary Course of Business;

(25)                          guarantees incurred in the Ordinary Course of Business of obligations that do not constitute Indebtedness of any regional air carrier doing business with the Company or any of its Restricted Subsidiaries in connection with the regional air carrier’s business with the Company or such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which the Company or any of its Restricted Subsidiaries provides ground handling services; and

(26)                          Investments consisting of advances and loans to Joint Ventures of the Company or the Guarantors, in an aggregate amount outstanding at any time not to exceed $5,000,000.

“Permitted Liens” means:

(1)                                 Liens existing on the Closing Date;

(2)                                 Liens securing Indebtedness and other obligations permitted to be incurred pursuant to Section 4.3 hereof;

(3)                                 Liens securing Indebtedness permitted to be incurred pursuant to clauses (4), 5(b), (13) and (20) pursuant to Section 4.3(b) hereof;

(4)                                 Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien;

(5)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien;

(6)                                 pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(7)                                 deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(8)                                 Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of this Indenture;

(9)                                 any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(10)                          Liens created by landlords over leasehold property and zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(11)                          security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 4.3 of this Indenture, (ii) such security interests are incurred, and the Indebtedness secured thereby (other than with respect to extensions, renewals or replacements thereof) is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the greater of the cost or the Fair Market Value of such real property, improvements or equipment at the time of such acquisition (or construction), and (iv) such security interests do not apply to any other property or assets of the Company or any Restricted Subsidiary;

(12)                          Liens securing Hedging Obligations permitted to be incurred pursuant to clause (9) of Section 4.3(b) hereof;

(13)                          Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(14)                          Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(15)                          judgment Liens so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(16)                          other Liens securing liabilities in an aggregate amount not to exceed $50,000,000 at any time outstanding;

(17)                          Liens securing pari passu Indebtedness permitted to be incurred pursuant to the covenant described under Section 4.3 hereof; provided that at the time of any such incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 2.00:1:00; and

(18)                          any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Permitted Lien referred to in clauses (1) through (17) above, inclusive of any Lien existing at the date of the issuance of the notes; provided, however, that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of any applicable premium and reasonable financing fees and related transaction costs).

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall be permitted to classify at the time of its incurrence or later reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Refinancing Indebtedness” means any Indebtedness (or commitments in respect thereof) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred by the Company or its Restricted Subsidiaries of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the “preceding amount”)); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by all or a portion of the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness); (2) if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (b) more than 60 days after the final maturity date of the Notes;

(2)                                 if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (b) more than 60 days after the final maturity date of the Notes;

(3)                                 if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged;

(4)                                 No Restricted Subsidiary that is not a Guarantor shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such non-guarantor Restricted Subsidiary was an obligor with respect to the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

(5)                                 notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Company or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary or any other Person (in the case of a transfer by the Company or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that the financing terms, covenants, termination events and other provisions (including collateralization levels) thereof shall be on customary market terms for securitization transactions involving assets such as, or similar to, the assets subject thereto (as determined in good faith by a responsible financial officer of the Company).

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Quotation Agent” has the meaning assigned to that term in Section 3.7.

“Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing or securitization of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any Guarantees of obligations

(other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, and (ii) fees payable in the Ordinary Course of Business in connection with servicing accounts receivable and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results.  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Reference Treasury Dealer” has the meaning assigned to that term in Section 3.7.

“Regular Record Date” has the meaning assigned to that term in Section 3.5.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning assigned to that term in Section 4.2.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services.

“Scheduled Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“SEC” means the United States Securities and Exchange Commission.

“Significant Guarantors” means Allegiant Air, LLC, Sunrise Asset Management LLC and Allegiant Vacations, LLC, and each of their successors and permitted assigns.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Closing Date.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Company or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal amount of the Notes is due and payable.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)                                 any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the Closing Date, and thereafter as required by law.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in compliance with Section 4.4 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                 is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

Section 7.                                           Note Guarantees.

7.1                               Guarantees.

Subject to the provisions of this Section 7, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, on a joint and several senior unsecured basis, to each Holder of the Notes, and the Trustee the due and punctual payment, of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes), if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Company with respect to the Notes to any Holder or the Trustee hereunder or thereunder (the “Guarantor Obligations”).  Each Guarantor agrees that the Guarantor Obligations shall rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations, in which case the obligations of the Guarantors under the Note Guarantees shall rank senior in right of payment to such other Indebtedness, and except for claims of creditors that are mandatorily preferred by law, in which case the obligations of the Guarantors under the Note Guarantees shall rank junior in right of payment to such claims.

To evidence its Note Guarantee set forth in this Section 7.1, each Guarantor hereby agrees that this Indenture (or a supplement thereto) shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 7.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture (or a supplement thereto) no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 7.1 notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Notes or the Guarantor Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 7.4, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise.  Without limiting the generality of the foregoing, the Guarantor Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 4.5 or Section 7.5 hereof or Section 8.1 of the Base Indenture.  Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 7.1.

7.2                               Right of Contribution.  Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment.  The provisions of this Section 7.2 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

7.3                               No Subrogation.  Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

7.4                               Limitation of Guarantor’s Liability.  Each Guarantor and, by its acceptance of a Note, each Holder of a Note hereby confirms that it is the intention of all such parties that in no event shall any Guarantor Obligations under the Note Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law.  To effectuate the foregoing intention, in the event that the Guarantor Obligations, if any, in respect of the Notes would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of the applicable Guarantor under its Note Guarantees in respect of the Notes shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

7.5                               Release of Guarantor.

(a)                                 The Note Guarantee of a Guarantor shall be automatically released:

(1)                                 if the obligation of such Guarantor to guarantee the Notes after the date of the Indenture arose pursuant to the covenant described in Section 4.7, if such Guarantor would not then otherwise be required to Guarantee the Notes pursuant to the covenant described in Section 4.7;

(2)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, amalgamation, combination, consolidation, liquidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or any of its Restricted Subsidiaries;

(3)                                 in connection with any sale or other disposition of Capital Stock of the Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or any or its Restricted Subsidiaries, if the Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition; or

(4)                                 if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance with this Indenture.

(b)                                 If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Company shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that a Guarantor has been released and that execution by the Trustee of an appropriate instrument acknowledging the release of such Guarantor from its Note Guarantee complies with this Indenture, the Trustee shall execute and deliver an appropriate instrument acknowledging the automatic release of such Guarantor from its Note Guarantee (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to Section 7.5(a)). Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided above or pursuant to Article VIII of the Base Indenture shall remain liable for the full amount of the Guarantor Obligations.

Section 8.                                           Miscellaneous.

8.1                               Governing Law; Jury Trial Waiver.  THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES OR THE NOTE GUARANTEES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED THEREBY.

8.2                               Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original and all of them together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.3                               Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and the Guarantors and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture, the Notes or any Note Guarantee, and the Trustee assumes no responsibility for the correctness of same.  All of the provisions contained in this Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

8.4                               Confirmation of Indenture.  The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. In the event of a conflict or inconsistency between the Base Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

8.5                               Conflict with Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included by the Trust Indenture Act, the required provision shall control.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees.

“obligor” on the indenture securities means the Company, each Guarantor, and any successor person or other obligor upon the Notes or Note Guarantees.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ALLEGIANT TRAVEL COMPANY

By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: CFO

ALLEGIANT AIR, LLC

By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: CFO

ALLEGIANT VACATIONS, LLC

By:	/s/ Scott Sheldon
Name:
Title: CFO

SUNRISE ASSET MANAGEMENT, LLC

By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: CFO

AFH, INC.

By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: Secretary

ALLEGIANT INFORMATION SYSTEMS, INC.

By:	/s/ Maurice J. Gallagher, Jr.
Name: Maurice J. Gallagher, Jr.
Title: President

G4 PROPERTIES, LLC

By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: CFO

MR BRIGHTSIDE, LLC

By:	/s/ Scott Sheldon
Name: Scott Sheldon
Title: CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Q. Tu
	Name:	Michael Q. Tu
	Title:	Assistant Vice President

FORM OF NOTE

EXHIBIT A

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY](1)

[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

(1)           To be inserted in each Global Note.

(2)           To be inserted in each Global Note registered in the name of DTC or its nominee.

CUSIP No.:  01748X AA0

ISIN No.:  US01748XAA00

ALLEGIANT TRAVEL COMPANY

5.50% SENIOR NOTES DUE 2019

No. 1

ALLEGIANT TRAVEL COMPANY, a Nevada corporation (the “Company,” which term includes any successor entity), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of $                 Dollars, or such other principal sum as shall be set forth in the Schedule of Increases and Decreases attached hereto on July 15, 2019.

Interest Payment Dates:  January 15 and July 15, beginning on January 15, 2015.

Record Dates:  January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

ALLEGIANT TRAVEL COMPANY

By:
Name:
Title:

Certificate of Authentication

This is one of the 5.50% Senior Notes due 2019 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:  June     , 2014

(REVERSE OF SECURITY)
5.50% SENIOR NOTES DUE 2019

(1)           Interest.  Allegiant Travel Company, a Nevada corporation (the “Company”), shall pay interest on the outstanding principal amount of this Note at a rate per annum of 5.50% (calculated on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, on each Interest Payment Date until the principal thereof has been paid in full, commencing on June 25, 2014, to the Person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date.  Interest shall accrue on this Note from the most recent date to which interest on this Note has been paid or for which interest has been provided or, if no interest has been paid or provided for hereon, from June 25, 2014.

(2)           Terms of Payment.  Interest on the Notes which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name the Note is registered at the close of business on the Record Date next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose under the Indenture (as such term is defined below); provided, however, that each installment of interest on any Note may be paid at the Company’s option by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto, to the address of such Person as it appears on the register for such Note or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes and shall appear on the applicable register.  Payments of principal (and premium, if any) of a Note shall be made against surrender of such Note at the office or agency of the Company maintained for such purpose pursuant to the Indenture at the Company’s option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar for such Notes.  All amounts payable by the Company with respect to the Notes shall be in U.S. dollars.

(3)           Registrar and Paying Agent.  Initially, Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as trustee (the “Trustee”), will act as Paying Agent and Registrar for the Notes.  The Company may remove any Paying Agent or Registrar without notice to the Holders.

(4)           Indenture.  The Company issued the Notes under the Indenture dated as of June 13, 2014 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the Supplemental Indenture, dated as of June 25, 2014 (the “Supplemental Indenture”), among the Company, the Guarantors, and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”).  This Note is one of a duly authorized series of Notes of the Company designated as its 5.50% Senior Notes due 2019.  The Notes are initially limited in aggregate principal amount to $300,000,000.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.  To the extent any provision of the Notes limits, qualifies or conflicts with another provision which is required to be included in the Indenture by the TIA or with the Indenture directly, the required TIA provision or Indenture provision, as applicable, shall control.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(5)           Optional Redemption; Change of Control Repurchase.

(a)           The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, pursuant to the terms of the Indenture at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to (but not including) such redemption date.

(b)           Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to a Change of Control Offer at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase.

(6)           Denominations; Transfer; Exchange.  The Notes shall be issuable in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.  Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer of or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Trustee shall authenticate the Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted in the Indenture), but the Company may require the payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than with respect to exchanges of temporary securities, securities redeemed in part, or to amend the terms of a Note).  Neither the Company nor the Registrar shall be required (a) to register the transfer of, or exchange of any Notes for the period beginning at the opening of business fifteen days immediately preceding the sending of a notice of redemption of any Notes selected for redemption and ending at the close of business on the day of such sending or (b) to register the transfer of or exchange of any Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

(7)           Persons Deemed Owners.  The Person in whose name a Note is registered shall be treated as the owner of it for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on this Note and for all other purposes whatsoever.

(8)           Unclaimed Money.  Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of, or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust.  Thereafter, the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall cease.

(9)           Satisfaction and Discharge Prior to Redemption or Stated Maturity.  Subject to certain conditions, the Company may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee as trust funds in cash or non-callable Government Securities, or a combination thereof, in an amount sufficient to pay the principal of, and premium if any, and interest on the Notes to redemption or Stated Maturity.

(10)         Amendment; Supplement; Waiver.  Subject to certain exceptions, the provisions of the Indenture relating to the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default relating to the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture as it applies to any Notes or any of the other terms of such Notes to, among other things, cure any ambiguity or correct or supplement any provision contained in the Indenture or in any Notes which may be defective or inconsistent with any other provision contained therein.

(11)         Defaults and Remedies.  If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default described in clause (5) or (6) of the definition of “Event of Default” in Section 5(a) of the Supplemental Indenture), the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding, by written notice to the Company (and to the Trustee, if such notice is given by the Holders), may declare the principal amount of, and accrued and unpaid interest on, all the Notes to be due and payable.  Upon such a declaration, such amounts shall be due and payable immediately.  If an Event of Default described in clause (5) or (6) of the definition of “Event of Default” in Section 5(a) of the Supplemental Indenture occurs, the principal amount of, and accrued and unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to exercise any of its rights or powers under the Indenture at the direction of Holders unless the Holders have offered security or indemnity satisfactory to the Trustee.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the Notes then outstanding to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes.  The Trustee may withhold from Holders of Notes notice of any continuing Default with respect to the Notes (except a Default in payment of principal, or premium if any, or accrued and unpaid interest with respect to the Notes) in accordance with the provisions of the Indenture if a committee of the Trustee’s Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

(12)         Trustee Dealings With Company.  Subject to certain limitations provided in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(13)         No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Company or of any Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes, any Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

(14)         Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15)         Governing Law.  The Indenture and the Notes, including any claim or controversy arising out of or relating to the Indenture or the Notes, shall be governed by the laws of the State of New York, without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law.

(16)         Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP Numbers.  The Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice to Holders.  Reliance may be placed only on the other elements of identification printed on the Notes, and any such Notes shall not be affected by any defect or omission of such CUSIP numbers.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following increases or decreases to this Global Note have been made:

Date	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or DTC Custodian

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint, agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature
Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, check the box below:

☐  Section 4.1

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[                   - insert number] Supplemental Indenture (this “Supplemental Indenture”), dated as of [                    ] [    ], 20[    ], among Allegiant Travel Company, a Nevada corporation (the Company”),                                      (the “Guaranteeing Subsidiary”), the Guarantors party to the Indenture, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in this Indenture referred to below) has heretofore executed and delivered to the Trustee the Indenture dated June 13, 2014 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of June 25, 2014 (the “First Supplemental Indenture”), among the Company, the Guarantors, and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) providing for the issuance of 5.50% Senior Notes due 2019 (the “Notes”);

WHEREAS, pursuant to Section 4.7 of the First Supplemental Indenture the Company has notified the Trustee that the Guaranteeing Subsidiary shall become a Guarantor and execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;

WHEREAS, the Guaranteeing Subsidiary has duly authorized the execution and delivery of this Supplemental Indenture to provide its Note Guarantee in accordance with Section 7 of the First Supplemental Indenture and all things necessary to make this Supplemental Indenture and the Indenture a valid and binding agreement of the Guaranteeing Subsidiary, in accordance with the terms thereof, have been done;

WHEREAS, the Company has provided to the Trustee such documents as are required to be provided to it under Sections [    ,         , and         ] of the Indenture, has requested the Trustee to join with it and the Guaranteeing Subsidiary in the execution and delivery of this Supplemental Indenture, and pursuant to Section [          ] of the Indenture, the Company, the Guaranteeing Subsidiary, and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

1.                                      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under this Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Section 7 of the First Supplemental Indenture.

3.                                      Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.                                      Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.                                      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.                                      Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ALLEGIANT TRAVEL COMPANY

By:
Name:
Title:

[GUARANTORS]

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: